Exhibit 99.1

MARINUS PHARMACEUTICALS ANNOUNCES
PUBLIC OFFERING OF COMMON STOCK

RADNOR, PA, September 14, 2017 (Globe Newswire) — Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS) (“Marinus” or the “Company”) today announced that it intends to offer and sell shares of its common stock in an underwritten public offering.  The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

We currently intend to use the net proceeds of this offering to advance the clinical development of ganaxolone, including trials for our rare genetic pediatric epilepsy program, and for working capital and general corporate purposes.

JMP Securities LLC is acting as sole bookrunning manager for the offering.

The securities described above are being offered by the Company pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC) on August 25, 2015. The offering will be made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. The preliminary prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC and will be available on the website of the SEC at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained from JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: Prospectus Department, by calling (415) 835-8985, or by email at syndicate@jmpsecurities.com.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Marinus being offered, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Marinus Pharmaceuticals, Inc.

Marinus Pharmaceuticals, Inc. is a clinical stage biopharmaceutical company focused on developing and commercializing innovative therapeutics to treat epilepsy and neuropsychiatric disorders. Our clinical stage product candidate, ganaxolone, is a positive allosteric modulator of GABAA being developed in three different dose forms: intravenous (IV), oral capsule and oral liquid. The multiple dose forms are intended to maximize the therapeutic range of ganaxolone for both adult and pediatric patient populations, in both acute and chronic care, and both in-patient and self-administered settings. Ganaxolone exhibits anti-seizure and anti-anxiety actions via its effects on synaptic and extrasynaptic GABAA receptors.

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To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.  Examples of forward looking statements contained in this press release include, among others, statements regarding our interpretation of preclinical studies, development plans for our product candidate, including the development of dose forms, the clinical trial testing schedule and milestones, the ability to complete enrollment in our clinical trials, interpretation of scientific basis for ganaxolone use, timing for availability and release of data, the safety, potential efficacy and therapeutic potential of our product candidate and our expectation regarding the sufficiency of our working capital and our expectations on the completion, timing and size of the proposed public offering and the anticipated use of proceeds therefrom. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements.  Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of future clinical trials, the timing of the clinical trials, enrollment in clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, the attainment of clinical trial results that will be supportive of regulatory approvals, and other matters, including the development of formulations of ganaxolone and the availability or potential availability of alternative products or treatments for conditions targeted by the Company that could affect the availability or commercial potential of our drug candidates and the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering.  Marinus undertakes no obligation to update or revise any forward-looking statements.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see filings Marinus has made with the Securities and Exchange Commission.

CONTACT:

Company:

Lisa M. Caperelli

Executive Director, Investor & Strategic Relations

Marinus Pharmaceuticals, Inc.

484-801-4674

lcaperelli@marinuspharma.com